                                                                  EXHIBIT 4.1(t)

                              AMENDED AND RESTATED

                             STOCKHOLDERS' AGREEMENT

                                      among

                         NEXT GENERATION NETWORK, INC.,

                                       and

                        CERTAIN OF ITS SECURITIES HOLDERS


                          DATED AS OF JANUARY 28, 2000

                                                 TABLE OF CONTENTS

                                                                                                                Page
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
1. Restriction on Transfer of Shares..............................................................................1
         1.1. Transfers to be Made Only as Permitted by this Agreement............................................1
         1.2. Securities Act Compliance...........................................................................1
         1.3.  Certain Permitted Transfers........................................................................1
         1.4. Limitation on Transfer by Founders for a Specified Period...........................................3
         1.5. Legend on Certificates..............................................................................3

2. Purchase and Sale of Shares....................................................................................3
         2.1. Right of First Offer................................................................................3
         2.2. Closing.............................................................................................4

3. Certain Rights.................................................................................................4
         3.1. Tag-Along Rights....................................................................................4
         3.2. Rights to Purchase Additional Shares................................................................5

4. Directors......................................................................................................5
         4.1. Election and Removal of Directors Generally.........................................................5
         4.2. Current Directors...................................................................................6
         4.3. Board of Director Meetings..........................................................................6
         4.4 Compensation and Audit Committees....................................................................7

5. Consent of NBIC Required.......................................................................................8

6. Company Financial Information..................................................................................8
         6.1. Annual Financial Statements and Budgets.............................................................8
         6.2. Monthly Financial Statements and Budgets............................................................9
         6.3. Inspection..........................................................................................9
         6.4. Confidential Information............................................................................9

7. Termination of Predecessor Stockholders Agreements.............................................................9

8. Miscellaneous.................................................................................................10
         8.1. Definitions........................................................................................11
         8.2. No Inconsistent Agreements.........................................................................11
         8.3. Certain Understandings.............................................................................11
         8.4. Notice of Appointment of Personal Representative...................................................12
         8.5. Construction.......................................................................................12
         8.6. Remedies...........................................................................................12


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

                                                                                                                Page
                                                                                                                -----
         8.7. Governing Law......................................................................................12
         8.8. Assignment.........................................................................................12
         8.9. Severability.......................................................................................12
         8.10. Waivers...........................................................................................13
         8.11. Notices...........................................................................................13
         8.12. Action by Holders.................................................................................13
         8.13. Counterparts......................................................................................14
         8.14. No Rights of Employment...........................................................................14
         8.15. Complete Agreement; Modification and Termination..................................................14


SCHEDULE
Schedule A - Warrant Holders

CROSS REFERENCE OF DEFINED TERMS



Term                                                                                                      Section
----                                                                                                      -------
Act..........................................................................................................1.2(a)
Agreement..................................................................................................Preamble
Adams......................................................................................................Preamble
affiliate....................................................................................................8.1(i)
Amended Registration Rights Agreement..........................................................................7(b)
Amended Warrant Holders Rights Agreement.......................................................................7(c)
associates..................................................................................................8.1(ii)
Common Stock...............................................................................................Preamble
Company....................................................................................................Preamble
Effective Date.................................................................................................7(d)
Exempted Issuance...............................................................................................3.2
Exercising Holder...............................................................................................3.1
Exhibits....................................................................................................8.5(ii)
Existing Investors.........................................................................................Preamble
Existing Investors' Director.............................................................................4.1(a)(ii)
Founders...................................................................................................Preamble
GAAP............................................................................................................6.1
Holder.....................................................................................................Preamble

                                       ii
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


Term                                                                                                      Section
----                                                                                                      -------
Holders....................................................................................................Preamble
include, includes and including.............................................................................8.5(ii)
Independent Directors....................................................................................4.1(a)(iv)
knowledge....................................................................................................8.5(v)
Management Directors....................................................................................4.1(a)(iii)
NBIC.......................................................................................................Preamble
NBIC Holder................................................................................................8.1(iii)
NBIC Director.............................................................................................4.1(a)(i)
Offer Notice....................................................................................................2.1
Offered Shares..................................................................................................2.1
Offeree.........................................................................................................2.1
Offeror.........................................................................................................3.1
Original Holder..............................................................................................1.3(a)
Otis............................................................................................................1.4
Otis Competitor.............................................................................................8.1(iv)
Permitted Transferee............................................................................................1.2
personal representative......................................................................................8.1(v)
Predecessor Stockholders Agreements............................................................................7(a)
Preemptive Rights Holders.......................................................................................3.2
Qualifying IPO.................................................................................................5(d)
Section......................................................................................................8.5(i)
Share Purchase Notice...........................................................................................3.2
Shares......................................................................................................8.1(vi)
Special Rights Termination Event................................................................................1.4
Stock Purchase Agreement...................................................................................Preamble
transfer...................................................................................................8.1(vii)
UTC........................................................................................................Preamble
Warrant Holders............................................................................................Preamble
without limitation..............................................................................................8.5

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                January 28, 2000

         The parties to this Amended and Restated Stockholders' Agreement (this "Agreement") are (i) Next Generation Network, Inc., a Delaware corporation (the "Company"), (ii) Gerard P. Joyce and Thomas M. Pugliese (collectively, the "Founders"), (iii) Stephen Adams ("Adams"), (iv) Nevada Bond Investment Corp. II, a Nevada corporation ("NBIC") and a wholly-owned subsidiary of United Technologies Corporation ("UTC"), a Delaware corporation, (v) 21st Century Communications Partners, L.P., a Delaware limited partnership, 21st Century Communications T-E Partners, L.P., a Delaware limited partnership, and 21st Century Communications Foreign Partners, L.P., a Delaware limited partnership, Pulitzer, Inc., John Griffin, David Pecker, Peter Ezersky, David Lee, Joshua Steiner, Charles Curran, Jr., Robert L. Winikoff and Elektra Investments, A.V.V., an Aruban exempted company (collectively, the "Existing Investors"), and
(vi) those holders of the Company's common stock warrants acquired pursuant to a Warrant Agreement dated February 18, 1998 that are identified on Schedule A hereto (the "Warrant Holders"). The Founders, Adams, NBIC, the Existing Investors and the Warrant Holders are sometimes referred to in this Agreement individually as a "Holder" and collectively as the "Holders."

         The Company and NBIC are parties to a Stock Purchase Agreement, dated as of January 28, 2000 (the "Stock Purchase Agreement"), pursuant to which, subject to the terms and conditions of the Stock Purchase Agreement, NBIC will purchase newly-issued shares of common stock, par value $.01 per share (the "Common Stock") from the Company. One of those conditions is that the Company, NBIC and the other Holders enter into this Agreement to provide for certain matters regarding the Company's capital stock and the governance of the Company and to amend and restate certain existing stockholder agreements.

         Accordingly, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Restriction on Transfer of Shares.


         1.1. Transfers to be Made Only as Permitted by this Agreement. No Holder may transfer any Shares (as defined in Section 8.1) acquired on, before or after the date of this Agreement, except as specifically required or permitted by this Agreement. Any purported transfer in any manner not permitted by this Agreement shall be void.

         1.2. Securities Act Compliance. No Shares may be transferred except in accordance with applicable securities laws and, except for the Warrant Holders, prior to any such transfer, the transferor shall deliver to the Company an opinion of counsel (unless the Company waives its right to receive such opinion), in form and substance reasonably satisfactory to the Company, that the proposed transfer may be effected without registering the Shares under the Securities Act of 1933, as amended (the "Act").

         1.3. Certain Permitted Transfers.

         (a) Any Holder (other than the Founders) shall have the right to freely transfer Shares, subject only to compliance with the provisions of Section 1.2 and Section 1.3(c), and in the case of the Warrant Holders compliance with section 3.4 [Registration of Transfers and Exchanges] of the Amended Warrant Holders Rights Agreement (as defined in Section 7(c)) ; provided, however, that prior to the occurrence of a Special Rights Termination Event (as defined in Section 1.4), neither the Existing Investors, the Founders, nor Adams may transfer any shares to an Otis Competitor (as defined in Section 8.1) without the prior written consent of the NBIC Holders (as defined in Section 8.1).

         (b) Any Founder may transfer Shares to a Permitted Transferee (as hereinafter defined), the NBIC Holders or a charitable organization (so long as neither Founder transfers more than an aggregate of 5% of the Shares held on the Effective Date to charitable organizations). A Permitted Transferee may subsequently transfer Shares pursuant to this Section 1.3(b) only (i) to other Permitted Transferees of the Original Holder (as defined in Section 1.3(c) or
(ii) to such Original Holder. For purposes of this Agreement, a "Permitted Transferee" of a Holder shall mean any of the following:

         (A) a spouse or any lineal ancestor or descendent;

         (B) the trustee or trustees of a trust at any time established for the primary benefit of the Founders or the spouse of any lineal ancestor or descendent of the Founders provided that each trustee who may vote any Shares shall be a Founder, a bank or trust company, or person who qualifies as a Permitted Transferee pursuant to clause (A) or (B) of this sentence; or

         (C) a partnership or limited liability company, all of the general and limited partners or members of which are Holders and/or one or more persons who qualify as a Permitted Transferee pursuant to clauses (A) or (B) of this sentence.

         (c) As a condition of any transfer pursuant to Section 1.3(a) or (b), the transferee must execute a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by the provisions of this Agreement. If any Shares are so transferred, the transferee shall take and hold such Shares, and such Shares shall be subject to this Agreement and to the rights, conditions and obligations provided herein with respect to the transferring Holder as of the Effective Date (as defined in Section 7(d)) (the "Original Holder"), as if such transferee were the Original Holder; provided, however, that in the case of a transfer by a Founder to any of the NBIC Holders pursuant to Section 1.3(b) the transferee shall no longer be deemed a "Founder" but instead shall be deemed to be an "NBIC Holder" for all purposes of this Agreement; and further provided that in the case of a transfer by a Founder to a charitable organization pursuant to Section 1.3(b), the charitable organization shall not be deemed to be a "Founder" and shall instead be treated as a "Holder" for purposes of this Agreement . Without limiting the generality of the foregoing, any direct or indirect transferee of an Existing Investor shall be deemed to be an Existing Investor with respect to Shares acquired by such transferee, and any direct or indirect Permitted Transferee or other transferee of a Founder shall be deemed to be a Founder for purposes of this Agreement, except as otherwise expressly provided in the immediately preceding sentence.

         1.4. Limitation on Transfer by Founders for a Specified Period. No Founder may transfer any Shares, except to a Permitted Transferee, a charitable organization or the NBIC Holders as permitted by Section 1.3 (b) or as consented to in writing by NBIC; provided, however, that this restriction shall automatically terminate upon the earliest to occur of (i) the consummation of a Qualifying IPO (as defined in Section 5), (ii) the fifth anniversary of the Effective Date, or (iii) the date (the "Special Rights Termination Event") on which (A) NBIC, Otis Elevator Company ("Otis") or UTC, (B) persons who become their corporate successors, including by virtue of a merger, consolidation, business combination or sale of all or significant part of their business or assets, and/or (C) their respective affiliates or associates cease to own, in the aggregate, at least 50% of the number of Shares held by NBIC on the Effective Date (such number to be appropriately adjusted to reflect any stock splits, reverse stock splits, stock dividends, combinations, reclassifications or the like with respect to the Shares after the Effective Date).

         1.5. Legend on Certificates. A copy of this Agreement shall be filed with the Secretary of the Company and shall be kept at its principal executive office. Upon the Effective Date, each of the parties to this Agreement shall cause each certificate representing Shares now or hereafter owned by him or it to bear a legend substantially as follows:

                  "Transfer of the shares represented by this certificate is restricted by a Stockholders Agreement dated as of January 28, 2000, as the same may be amended, a copy of which is on file at the office of the Corporation."

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale unless a registration statement has become and is then effective with respect to such shares or otherwise in accordance with the provisions of such Stockholders Agreement."

         2. Purchase and Sale of Shares.


         2.1. Right of First Offer. If, after the expiration, termination or NBIC's written waiver of the restriction period provided for in Section 1.4, any Founder (or his or her personal representative) (an "Offeree") desires to transfer any of the Offeree's Shares to any person except to a Permitted Transferee, a charitable organization (subject to the limitations provided in Section 1.3(b) or any of the NBIC Holders, the Offeree shall give notice (the "Offer Notice") of the proposed transfer to the Company (setting forth the number of shares proposed to be transferred (the "Offered Shares"), the name and address of such third party if such party's identity has been determined and the proposed offer price), and the Company shall have the option (exercisable by notice to the Offeree given within 30 days after date the Offer Notice is given) to purchase all (but not fewer than all) of the Offered Shares, at the same offer price. If, within that 30-day period, the Company does not exercise its option, the Offeree shall give the Offer Notice to all other Holders, except the Warrant Holders, and all such Holders, except the Warrant Holders, shall be entitled to purchase all (but not fewer than all) of the Offered Shares, at the same offer price, pro rata in proportion to the respective number of Shares held by the Holders who elect to purchase the Offered Shares (or in such other proportion as those Holders may agree among themselves). The option may be exercised by such Holders by notice given to the Company and the Offeree within 60 days after the date the Offer Notice is given to the Holders). If neither the Company nor the other Holders exercise their option with respect to all the Offered Shares, then the Offeree (or his or her personal representative) may, subject to compliance with Section 3.1, within 90 days after termination of the Holders' option, transfer all (but not fewer or more than all) of the Offered Shares to a third party at a purchase price equal to or greater than the offer price specified in the Offer Notice (but, if the Offered Shares are not transferred within that 90-day period, they shall again be subject to this Section 2.1). Without the prior written consent of the Company and the Holders, no Offered Shares may be offered for sale to a third party other than entirely for cash consideration.

         2.2. Closing. The closing of any purchase of Shares under this Section 2 shall be held at a place and date specified by the purchaser of such Shares, but not more than forty-five (45) days after the exercise by the Company or the other Holders, as the case may be, of its or their option under this Section 2. At the closing, each selling Offeree (or his or her personal representative) shall deliver to the Company a certificate or certificates for the Shares being sold, duly endorsed in blank and with all stock transfer stamps attached, and the Company or the applicable Holders, as the case may be, shall pay the purchase price for the Shares being purchased (net of withholding taxes, if any). The purchase price shall be payable in cash by the Company or the applicable Holders. If an Offeree's personal representative is selling the Shares, he or she shall deliver to the Company at the closing all applicable estate tax waivers.

         3. Certain Rights.


         3.1. Tag-Along Rights. If any Founder desires to sell any of his or her Shares pursuant to an offer from any person (the "Offeror") other than a Permitted Transferee, a charitable organization (subject to the limitations set forth in Section 1.3(b) or any of the NBIC Holders, after the expiration, termination or NBIC's written waiver of the restriction period set forth in
Section 1.4 and the expiration of the option exercise period under Section 2.1 without the Offeree's Shares having been accepted for purchase, he or she shall give notice of the proposed sale to all the Holders (other than the Founders), setting forth the name and address of the prospective buyer, the proposed purchase price and the other terms and conditions of the offer. Each of the Holders (other than the Founders), shall have the option (exercisable by notice given to the Offeree within twenty (20) days of the notice of the proposed sale under this Section 3.1) to include in the sale certain of its Shares in place of Shares that would otherwise be sold to the Offeror by the Offeree. Any Holder who exercises such option (each an "Exercising Holder") shall have the right to include such number (but not less than such number) of Shares as is equal to the total number of Shares to be purchased by the Offeror multiplied by a fraction, the numerator of which is the number of Shares sought to be sold by such Exercising Holder and the denominator of which is the number of Shares sought to be sold to such Offeror by the (i) the Offeree, (ii) all Exercising Holders, and
(iii) all holders of warrants or warrant shares who exercise their tag-along rights in respect of such offer pursuant to section 3.2 of the Amended Warrant Holders Rights Agreement (as defined in Section 7 of this Agreement), as the same may be amended after the Effective Date provided that any such amendment does not violate Section 8.2 of this Agreement. An Offeree may not agree to sell any Shares to an Offeror unless the Offeror is willing to purchase Shares in the manner provided in this Section 3.1.

         3.2. Preemptive Rights . If the Company proposes to issue any shares of its Common Stock or other securities (other than debt securities with no equity feature) to any person other than pursuant to an Exempted Issuance (as defined below), the Holders other than the Founders (collectively, the "Preemptive Rights Holders") shall have the right to purchase, upon the same terms, a number of those shares of Common Stock or other securities (but not less than such number) in the proportion that the number of Shares of Common Stock beneficially owned by such Preemptive Rights Holder bears to the total number of the Company's shares of Common Stock outstanding immediately prior to such issuance. The Company shall give notice (the "Share Purchase Notice") to the Preemptive Rights Holders setting forth the identity of the person to whom it proposes to issue shares of its Common Stock or other securities and the time, which shall not be fewer than twenty (20) days, within which and the terms and conditions upon which the Preemptive Rights Holders may purchase the shares of its Common Stock or other securities, which shall be the same terms and conditions upon which the person to whom the proposed issuance is to be made may purchase the shares of its Common Stock or other securities. Within ten (10) days after the giving of the Share Purchase Notice, each Preemptive Rights Holder shall give irrevocable notice of his, her or its decision to exercise the option under this
Section 3.2. For purposes of this Section 3.2, an "Exempted Issuance" means the issuance of any shares of the Company's Common Stock (i) pursuant to the Stock Purchase Agreement, (ii) pursuant to any duly approved option plan or similar compensation plan for employees, consultants or directors of the Company, (iii) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (iv) for the acquisition by the Company of another entity or business by merger or such other transaction as would result in the ownership by the Company of not less than a majority of the voting power of the other entity or for the purchase of all assets of an entity or business, (v) pursuant to a Qualifying IPO, (vi) to any person, including Otis or any of its affiliates, in consideration of any payment under or with respect to any licensing, supply, customer, manufacturing or similar commercial agreement with the Company, or (vii) that is deemed to be exempted in a written instrument signed by the holders of a majority of the Shares held by each of (A) the NBIC Holders and (B) all Holders.

         4. Directors.


         4.1. Election and Removal of Directors Generally.


                  (a) Subject to Section 4.1(b), each Holder severally covenants and agrees that, such Holder shall vote, or cause to be voted, all Shares from time to time owned or controlled by such Holder and which such Holder is entitled to vote for such purpose, as of the record date of any action of the Company's stockholders, whether by consent or at a meeting, at which members of the Company's board of directors are to be elected or to establish the number of the Company's directors, in favor of a Board of Directors comprised of up to eleven directors designated as follows:

                           (i) one director nominated by the NBIC Holders (the

"NBIC Director");

                           (ii) one director nominated by the Existing Investors
(the "Existing Investors' Director");.

                           (iii) one director nominated by Gerard P. Joyce and
one director nominated by Thomas M. Pugliese (collectively, the "Management Directors"); and

                           (iv) up to seven independent directors (which term
shall not include the Founders or any other person who is an employee, consultant or advisor of or to the Company except with NBIC's consent) to be nominated the Founders subject to the prior approval of (A) the NBIC Holders or
(B) holders of a majority of the Shares (collectively, the "Independent Directors"). If fewer than all of the Independent Directors are so nominated and approved, the remaining Independent Directors shall be nominated and elected in accordance with the applicable provisions of the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporations Law.

If the Holder or Holders that nominated the NBIC Director, the Existing Investors' Director or either of the Management Directors gives written notice to all the other Holders that the applicable Holders wish to remove that director, the Holders shall vote all their Shares in favor of removing that director. Except as provided in paragraph (b) of this Section, if for any reason the NBIC Director, the Existing Investors' Director or either of the Management Directors ceases to hold office, the Holder or Holders that nominated that director shall have the right to nominate an individual to fill the vacancy so created for the unexpired term and the Holders shall vote all their Shares for the individual nominated to fill the vacancy.

         (b) If a Founder dies or his employment with the Company is terminated as a result of his voluntary resignation, he shall thereupon lose his right to nominate a Management Director or any Independent Directors and shall cause such Management Director to resign from the Board. If neither Founder has the right to nominate any Independent Directors then such directors shall be nominated and elected in accordance with the applicable provisions of the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporations Law.

         4.2. Current Directors. Effective upon the execution and delivery of this Agreement, the directors initially shall consist of Gerard P. Joyce, Thomas
M. Pugliese, Ari Bousbib, Michael Marocco, Alex Zubillaga, Malcolm Lassman, Susan Molinari, Timothy Hartman, David Voelker, David Pecker and Thomas Davis. For purposes of Section 4.1 of this Agreement, Gerard P. Joyce and Thomas M. Pugliese shall be deemed to be the Management Directors, Ari Bousbib shall be deemed to be NBIC Director, Michael Marocco shall be deemed to be the Existing Investors' Director and Alex Zubillaga, Malcolm Lassman, Susan Molinari, Timothy Hartman, David Voelker, David Pecker and Thomas Davis shall be deemed to be the Independent Directors. The Independent Directors shall serve until the Company's annual meeting of stockholders in 2001. Thereafter, the Independent Directors shall be nominated in accordance with the procedures set forth in Section 4.1.


         4.3. Board of Director Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least once each quarter. The Company shall permit the NBIC Holders to have one representative in addition to the NBIC Director (who need not be the same person each meeting) attend each meeting of the Board of Directors of the

Company and each meeting of any Committee thereof and to participate in all discussions during each such meeting, subject to the right of the Board of Directors to exclude the representative from any discussions that the Board of Directors determines would result in a material conflict of interest or if the NBIC Director otherwise agrees. The Company shall send to NBIC and its designated representative, if identified to the Company, the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to directors or committee members, as the case may be. The Company shall also provide to NBIC and its designated representative, copies of all notices, reports, minutes and consents at the time and in the manner they are provided to the Board of Directors or any Committee thereof, except for information reasonably designated by the Board of Directors as information that would result in a material conflict of interest. The Company shall promptly reimburse any director and any representative authorized pursuant to this
Section 4.4 for any out-of-pocket expenses incurred by him or her in attending any meeting of the Board of Directors of the Company or any Committee thereof.

         4.4. Compensation and Audit Committees. The Company shall establish and maintain a Compensation Committee and an Audit Committee of the Board of Directors, each of which shall consist of at least three directors, one of whom on each Committee shall, at the discretion of NBIC, be the NBIC Director; provided, however, that all persons serving on the Compensation Committee or the Audit Committee shall be independent directors (which term shall not include the Founders or any other person who is an employee, consultant or advisor of or to the Company except with NBIC's consent), except that one of the Founders may and, until the Company's annual meeting of stockholders in 2001, Malcolm Lassman is entitled to serve on the Compensation Committee. No changes in the compensation or other remuneration paid or payable to any Founder shall be made without the approval of the Compensation Committee. Any deliberation or action taken by the Board of Directors or the Compensation Committee with regard to the compensation of any Founder, including the grant of any stock options, will be made without the participation of any Founder in the deliberation or approval process. No employee stock option plan, employee stock purchase plan, employee restricted stock plan or other employee stock plan shall be established without being reviewed by the Compensation Committee and approved by the Board of Directors. The Audit Committee shall select (subject to the approval of the Board of Directors) and provide instructions to the Company's auditors. The Company shall not authorize any other Committee without the prior written approval of NBIC; in any event, the NBIC Director shall be entitled to serve on any such Committee of the Board of Directors.

         5. Consent of NBIC Required. Until the occurrence of a Special Rights Termination Event, the written consent of the NBIC Holders shall be required prior to Company consummating any transaction that would involve any of the following:

                  (a) any action that alters or changes the rights, preferences or privileges of the Company's capital stock;

                  (b) so long as Otis is an affiliate or associate of any of the NBIC Holders or Otis is an NBIC Holder, any sale by the Company of all or a substantial portion of its assets to an entity, or any merger, business combination, consolidation or other transaction with an entity, that is an Otis Competitor, or, as determined by NBIC in good faith, is not financially or operationally able to adequately support the Company's arrangements with Otis;

                  (c) so long as Otis is an affiliate or associate of any of the NBIC Holders or Otis is an NBIC Holder, any issuance by the Company of capital stock, options, warrants, or other obligations directly or indirectly convertible into capital stock of the Company to an Otis Competitor;

                  (d) an initial underwritten public offering of Common Stock by the Company, except for an initial public offering of the shares of the Common Stock of the Company pursuant to an effective registration statement under the Act, where the shares are listed on the New York Stock Exchange or NASDAQ-NMS, which results in proceeds to the Company (net of underwriter discounts, private placement fees, commissions and other expenses) of at least $40 million and a per share price of at least $13, with such per share price to be appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, combinations, reorganizations or the like (any initial underwritten public offering of Common Stock by the Company that has been approved by the NBIC Holders pursuant to this Section 5 or does not require approval by the NBIC Holders, being referred to in this Agreement as a "Qualifying IPO"); or

                  (e) creates any new class of capital stock having a liquidation or dividend preference over the Company's Common Stock.

         6. Company Financial Information.


         6.1. Annual Financial Statements and Budgets. The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles of the U.S. applied on a consistent basis ("GAAP") and shall make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect its transactions. Except as provided in Section 6.4, the Company shall deliver to each of the NBIC Holders and to a representative designated by the Existing Investors:

                  (a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Company commencing with December 31, 1999, an audited consolidated balance sheet, and related statements of operations and cash flows of the Company as of the end of such year; and

                  (b) as soon as available, but in any event prior to commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year.

         6.2. Monthly Financial Statements and Budgets. Except as provided in
Section 6.4, the Company shall deliver to each of NBIC and a representative designated by the Existing Investors:

                  (a) within thirty (30) days after the end of each month, an unaudited consolidated statement of operations and cash flows for such month and the current fiscal year to date and an unaudited consolidated balance sheet as of the end of each such month, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and the

Company's projected financial statements for the current fiscal year and showing deviations from budget;

                  (b) promptly upon receipt, copies of all management letters from accountants and all certificates prepared by or for the Company as to compliance, defaults, material adverse changes, material litigation or similar matters, but only to the extent that the delivery thereof would not result in the loss of any generally recognizable privilege otherwise applicable thereto (provided, however, that nothing herein shall preclude disclosure of such letters and certificates to any members of the Company's Board of Directors); and

                  (c) upon written request, the Company shall also furnish, with reasonable promptness, such other information relating to the financial condition, business prospects or corporate affairs of the Company that any NBIC Holder or Existing Investor may from time to time reasonably request.

         6.3. Inspection. Except as provided in Section 6.4, the Company shall permit each of the NBIC Holders and the Existing Investors, or their agents, at their own expense, to visit and inspect the Company's properties, to examine the Company's books of account and records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the NBIC Holders and/or Existing Investors.

         6.4. Confidential Information. The Company shall not be obligated pursuant to this Agreement to provide any information that it reasonably considers to be a trade secret or to contain confidential data unless the NBIC Holder and/or Existing Investors shall have executed and delivered to the Company a confidentiality agreement in a form reasonably acceptable to the Company.

         7. Termination of Predecessor Stockolders Agreements.


                  (a) The applicable parties to this Agreement other than NBIC covenant and agree that subject to and upon the Effective Date, the following agreements (collectively, the "Predecessor Stockholders Agreements") are hereby terminated as follows:

                           (i) the Stockholders' Agreement dated September 25,
1996, as amended to date, among the Company, the Founders, the Existing Investors and the other persons identified on Schedule II thereto is terminated and replaced in its entirety by this Agreement;

                           (ii) the Preemptive Rights Agreement dated September
25, 1996, as amended on August 29, 1997, between the Company and the Existing Investors is terminated and replaced in its entirety by this Agreement;

                           (iii) the Letter Agreement dated March 19, 1996
between the Company and Adams is terminated and replaced in its entirety by this Agreement;

                           (iv) the Joinder Agreement between the Founders and
Adams dated December, 1995 is terminated and replaced in its entirety by this Agreement; and

                           (v) Section 3.2 [tag-along] of the Amended Warrant
Holders Rights Agreement (as defined in Section 7(c) of this Agreement) is terminated with respect to each of the Warrant Holders and is replaced in its entirety by this Agreement; provided, however, that the Warrant Holders reserve their rights under section 6(b) of the Amended Warrant Holders Rights Agreement with respect to any future amendment, waiver, modification or supplement, including to section 3.2 of the Amended Warrant Holders Rights Agreement; provided, further, that any future amendment, waiver, modification or supplement of such section 3.2 may not impair the rights or obligations of the warrant holders thereunder (the "Other Warrant Holders") who are not "Warrant Holders" under this Agreement without the consent of holders of a majority of the warrant shares underlying the warrants held by the Other Warrant Holders unless an equivalent amendment, waiver, modification or supplement of this Agreement is made that would similarly impair the rights or obligations of the Warrant Holders.

                  (b) Each Holder as of the Effective Date, other than NBIC, (i) waives any preemptive rights, antidilution rights, notice rights, approval or consent rights or other similar rights with respect to the sale of shares of the Company's Common Stock to NBIC and the other transactions contemplated by the Stock Purchase Agreement that he or it would otherwise have had pursuant to any of the Predecessor Stockholders Agreements or any other agreement or instrument (including the Company's Certificate of Incorporation), and (ii) represents and warrants that, subject to and upon the Effective Date, he or it does not have any securities holder rights pursuant to any agreement with the Company or by which the Company is bound, except for this Agreement, the Registration Rights Agreement among the Company, the Holders and certain other persons, in effect as of the Effective Date (the "Amended Registration Rights Agreement"), the Amended Warrant Holders Rights Agreement or the Warrant Agreement dated February 18, 1998 between the Company and the United States Trust Company of New York, as warrant agent, in effect immediately following the Effective Date.

                  (c) The Company represents that as of the Effective Date, the Common Stock Registration Rights and Stockholders Agreement dated as of February 18, 1998, between the Company and NatWest Capital Markets Limited, as initial purchaser, for the benefit of the "Warrant Holders" (as defined therein) on Schedule A hereto, has been amended (i) to delete section 3.2 thereof [Tag-Along Rights] in its entirety and to replace such section with provisions substantively identical to those of Section 3.1 of this Agreement, (ii) to delete section 3.3 thereof [Drag-Along Rights] in its entirety and (iii) to make the other modifications thereto provided for in the Amended Registration Rights Agreement (such Common Stock Registration Rights and Stockholders Agreement, as so amended, the "Amended Warrant Holders Rights Agreement").

                  (d) This Agreement shall automatically become effective subject to and simultaneously with, and shall have no effect until, the Closing under and as defined in the Stock Purchase Agreement (the "Effective Date"). Unless and until the Effective Date occurs, the Predecessor Stockholders Agreements shall remain unchanged by this Agreement. Neither the Company nor NBIC shall have any liability to any Holder if for any reason the Effective Date shall not occur.

         8. Miscellaneous.

         8.1. Definitions. As used in this Agreement:


                  (i) "affiliate" has the meaning ascribed to that term in Rule 405 of the Act;

                  (ii) "associates" has the meaning ascribed to that term in Rule 405 of the Act;

                  (iii) "NBIC Holder" means (A) NBIC, its affiliates and associates and (B) any other person who subsequently acquires all or any portion of the Shares purchased by NBIC pursuant to the Stock Purchase Agreement;

                  (iv) "Otis Competitor" means any person who, in the sole and absolute determination of NBIC, is engaged in the business of the manufacture, sale, installation, repair or service of elevators, escalators, moving walkways, shuttles or other similar people moving equipment or any affiliate of such person.

                  (v) "personal representative" means the executor or executors or the administrator or administrators of the estate of a deceased individual Holder;

                  (vi) "Shares" means shares of Common Stock owned by the Holders, irrespective of the time and manner of acquisition or the warrants held by the Warrant Holders; For purposes of this Agreement (including Sections 3.1 and 3.2) the term "Shares" shall include shares of Common Stock issuable upon exercise of the warrants by the Warrant Holders as if such warrants had been exercised and such shares of Common Stock are then outstanding; and

                  (vii) "transfer" means the making of any sale, exchange, assignment or gift, the creation of any security interest or other encumbrance, or any other transfer or disposition, whether voluntary or involuntary (including, but not limited to, by levy of execution or seizure under legal process or by operation of law), affecting title to, or the right to possession of, any Shares in the Company.

         8.2. No Inconsistent Agreements. The Company has not entered, as of the Effective Date, and the Company shall not after the Effective Date enter into, any agreement with respect to any of its securities that would by its terms (i) preclude the exercise by the holders of Shares of any rights of such holders granted in this Agreement or (ii) preclude the Company from performing its obligations under this Agreement.

         8.3. Certain Understandings. The Company and the Holders acknowledge that (i) by virtue of being a stockholder in the Company, neither NBIC nor any of its affiliates has made or is making any commitment, express or implied, to invest any additional amounts in or otherwise to provide any funds to the Company, to purchase or license from the Company, or to provide the Company with, any products, services or tangible or intangible property, (ii) any such commitment in the future, if any, will be deemed to exist only pursuant to a written agreement signed by the Company and NBIC or its affiliates and purporting to bind the parties, (iii) neither the Company, NBIC, nor their respective affiliates, has made any commitment, express or implied, to refrain from enforcing any provision of the Company's commercial arrangements with Otis, and (iv) this Agreement is not intended to nor shall it be deemed to create a partnership, joint venture or other similar arrangement between the Company and NBIC. The Company and the Holders also acknowledge that a breach by any party of the commercial agreements between the Company and Otis shall have no effect on this Agreement or any rights hereunder.

         8.4. Notice of Appointment of Personal Representative. The personal representative of a deceased individual Holder shall give prompt notice of his or her appointment, setting forth the address to which notices under this Agreement shall be given to the personal representative.

         8.5. Construction. As used in this Agreement, unless the context otherwise requires: (i) references to "Section" are to a section of this Agreement; (ii) all "Exhibits" referred to in this Agreement are to Exhibits attached to this Agreement and are incorporated into this Agreement by reference and made a part of this Agreement; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iv) the headings of the various sections and other subdivisions of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions of this Agreement; and (v) "knowledge" of a person means the actual knowledge of such person and the knowledge that a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation concerning the existence of the matters addressed.

         8.6. Remedies. The parties hereto agree that they will be irreparably damaged if this Agreement is not specifically enforced. If any dispute arises concerning any transfer or other disposition of shares of the Company's Common Stock under this Agreement, an injunction may be issued restraining the transfer or other disposition, pending the determination of the controversy, without any bond or other security being required. If any dispute arises concerning the right or obligation to purchase or sell or vote any shares of the Company's Common Stock under this Agreement, the right or obligation shall be specifically enforceable in a court of competent jurisdiction upon application or petition by the Company or any Holder.

         8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in Delaware.

         8.8. Assignment. This Agreement shall not be assignable except as expressly provided herein, and shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the respective successors, permitted assigns, heirs and legal representatives of the Holders.

         8.9. Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected but shall be enforced to the full extent permitted by law.

         8.10. Waivers. The failure of a party hereto to insist upon strict adherence to any terms of this Agreement on any occasion shall not be considered a waiver, or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         8.11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or courier guaranteeing overnight delivery:

               (i)      if to the Company, to:

               Next Generation Network, Inc.
               11010 Prairie Lakes Drive
               Suite 300
               Minneapolis, MN  55344-3854
               Attention:  Thomas M. Pugliese, CEO
               Facsimile No. (612) 943-4299

              (ii) if to a Founder, Adams or Existing Investor, to him, her or it at his, her or its address set forth below his signature to this Agreement.

              (iii)    if to NBIC, to:

               Nevada Bond Investment Corp. II
               c/o United Technologies Corporation
               United Technologies Building
               Hartford, CT  06101
               Attention:  Lawrence V. Mowell, Jr.
               Facsimile No. (860) 728-7822

or at such other address or facsimile number as any party specifies by notice given to the other parties in accordance with this Section.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

         8.12. Action by Holders . Except as otherwise expressly set forth in this Agreement, any determinations, consents or other actions to be taken under or with respect to this Agreement by a specified separate group of Holders, including the NBIC Holders, the Existing Investors, the Warrant Holders and the Founders (and their respective Permitted Transferees), may be made, granted or taken by those Holders who own a majority of the Shares owned by the group and such determination, consent or other action shall be binding upon all members of the group and shall be effective if expressed in a writing signed by Holders of a majority of the Shares owned by such group. In no event shall any member of a group have any fiduciary duty to any other member of the group or any other Holder with respect to any determination, consent or other action taken under or with respect to this Agreement. Unless otherwise expressly provided in this Agreement or provided by applicable law, a Holder shall have the right, in his or its sole and absolute discretion, to grant or withhold his or its approval or consent to any action or matter, including those matters as to which approval or consent of the Holder is required under the terms of this Agreement.

         8.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

         8.14. No Rights of Employment. Nothing in this Agreement shall confer on any Holder any right to be employed by the Company or to perform services for the Company or to interfere in any way with the right of the Company to terminate the Holders's employment or services or to give the Holder any claim against the Company in respect of any such termination.

         8.15. Complete Agreement; Modification and Termination. This Agreement contains a complete statement of all the arrangements among the parties with respect to its subject matter, and supersedes all existing agreements among them concerning that subject matter and may be amended, modified, waived or terminated only by a written instrument signed by each of (i) the holders of a majority of the Shares held by NBIC Holders, (ii) the holders of a majority of the Shares held by the Existing Investors and (iii) the holders of a majority of the Shares held by all Holders; provided, however, that the rights or obligations of the Warrant Holders under this Agreement may not be impaired by any such amendment, modification, waiver or termination without the consent of the holders of a majority of the Shares held by the Warrant Holders unless such amendment, modification, waiver or termination similarly impairs the rights or obligations of the other Holders who have such rights or obligations under this Agreement; provided, further, that any Holder may agree, in a written instrument signed by that Holder, to waive the benefits of any provision of this Agreement applicable to that Holder without requiring the consent of any other party. This Agreement shall terminate immediately prior to the consummation of a Qualifying IPO.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              NEXT GENERATION NETWORK, INC.



                              By:
                                 -----------------------------------------------
                              Name:
                              Title:



                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              NEVADA BOND INVESTMENT CORP. II



                              By:
                                 -----------------------------------------------
                              Name:  Ari Bousbib
                              Title:    Vice President



                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              --------------------------------------------------
                              Gerard P. Joyce



                              Address:
                                      ------------------------------------------


                              --------------------------------------------------



                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              --------------------------------------------------
                              Thomas M. Pugliese



                              Address:
                                      ------------------------------------------


                              --------------------------------------------------

                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.




                               21ST CENTURY COMMUNICATIONS PARTNERS, L.P.

                               By:   Sandler Investment Partners, L.P.,
                                     General Partner

                               By:   Sandler Capital Management,
                                     General Partner

                               By:   MJM Media Corp., a General Partner


                               By:
                                  ----------------------------------------------
                               Name:    Michael J. Marocco
                               Title:   President


                               Address:
                                       -----------------------------------------


                              --------------------------------------------------




                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.




                              21ST CENTURY COMMUNICATIONS
                              T-E PARTNERS, L.P.

                              By:   Sandler Investment Partners, L.P.,
                                    General Partner

                              By:   Sandler Capital Management,
                                    General Partner

                              By:   MJM Media Corp., a General Partner


                              By:
                                 -----------------------------------------------
                              Name:    Michael J. Marocco
                              Title:   President


                              Address:
                                      ------------------------------------------


                              --------------------------------------------------

                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              21ST CENTURY COMMUNICATIONS FOREIGN PARTNERS, L.P.


                              By:   Sandler Investment Partners, L.P.,
                                    General Partner

                              By:   Sandler Capital Management,
                                    General Partner

                              By:   MJM Media Corp., a General Partner


                              By:
                                 -----------------------------------------------
                              Name:    Michael J. Marocco
                              Title:   President


                              Address:
                                       -----------------------------------------


                              --------------------------------------------------



                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              PULITZER, INC.


                              By:
                                 -----------------------------------------------
                              Name:
                              Title:


                              Address:
                                      ------------------------------------------


                              --------------------------------------------------



                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              --------------------------------------------------
                              Stephen Adams

                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              --------------------------------------------------
                              John Griffin


                              Address:
                                      ------------------------------------------


                              --------------------------------------------------



                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.


                              --------------------------------------------------
                              David Pecker


                              Address:
                                      ------------------------------------------


                              --------------------------------------------------


                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              --------------------------------------------------
                              Peter Ezersky


                              Address:
                                      ------------------------------------------


                              --------------------------------------------------


                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.


                              --------------------------------------------------
                              David Lee


                              Address:
                                      ------------------------------------------


                              --------------------------------------------------

                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.


                              --------------------------------------------------
                              Joshua Steiner


                              Address:
                                      ------------------------------------------


                              --------------------------------------------------



                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              --------------------------------------------------
                              Charles Curran, Jr.


                              Address:
                                      ------------------------------------------


                              --------------------------------------------------


                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              --------------------------------------------------
                              Robert L. Winikoff


                              Address:
                                      ------------------------------------------


                              --------------------------------------------------


                  IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Stockholders' Agreement to be executed as of the date first above written.



                              ELEKTRA INVESTMENTS, A.V.V.


                              By:
                              --------------------------------------------------
                              Name:
                              Title:


                              Address:
                                       -----------------------------------------


                              --------------------------------------------------

                                   SCHEDULE A

                                 WARRANT HOLDERS